CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 12 to the Registration Statement on Form N-1A (Nos. 333-37453/811-08413) of Evergreen Equity Trust (Evergreen Stock Selector Fund) of our report dated August 25, 1998 on the CoreFunds, Inc. Core Equity Fund.

                                                  /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 27, 1999